EXHIBIT 23.2



                                  July 16, 1996


Board of Directors
Medical Technology, Inc.
255 Butler Avenue
Suite 101
Lancaster, P.A. 17601


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our most recent report filed with the Commission, and references to our firm included in this registration statement.






/S/ANGEL E. LANA, P.A
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Angel E. Lana, P.A.